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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Company's 1999 Equity Incentive Plan, as amended, and 1999 Employee Stock Purchase Plan, as amended, of our report dated January 22, 2003 with respect to the consolidated financial statements and financial statement schedule of Ask Jeeves, Inc. included in the Company's Annual Report (Form 10-K) for the year ended December 31, 2002.

                                              /s/ Ernst & Young LLP


Walnut Creek, California
May 9, 2003